UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          _____________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                          _____________________________

       Date of Report (Date of earliest event reported): December 29, 2005

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

    Netherlands Antilles             0-19961                     N/A
(State or other jurisdiction   Commission File Number     (I.R.S. Employer
     of incorporation)                                   Identification Number)
                          _____________________________

                             7 Abraham de Veerstraat
                                     Curacao
                              Netherlands Antilles               N/A
                   (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code: 011-59-99-465-8525
                          _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2005, Orthofix International N.V., a corporation organized under the laws of the Netherlands Antilles (the "Company"), Orthofix Inc., a Minnesota corporation, and Charles W. Federico entered into an amendment effective as of December 29, 2005 (the "Amendment") to the existing employment agreement between the Company and Mr. Federico, dated as of April 15, 2005 (the "Agreement") to comply with applicable provisions of Section 409A of the Internal Revenue Code (the "Code") and any guidance issued thereunder. The purpose of the Amendment is to cause certain general provisions and options subject to the Agreement to comply with the Code and is unrelated to Mr. Federico's appointment as President and Chief Executive Officer. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c)  Exhibits:

Exhibit No.       Description of Document

10.1 Amendment to Employment Agreement between Charles W. Federico, Orthofix, Inc. and Orthofix International N.V., dated as of December 29, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 30, 2005

                                          ORTHOFIX INTERNATIONAL N.V.


                                          By:  /s/ Thomas Hein
                                               -------------------------------
                                               Name:  Thomas Hein
                                               Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.      Description of Document
-----------      -----------------------
10.1             Amendment to Employment Agreement between Charles W. Federico,
                 Orthofix, Inc. and Orthofix International N.V., dated as of
                 December 29, 2005.